HomeStreet Reports Second Quarter 2025 Results

SEATTLE –July 28, 2025 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank (the "Bank"), today announced the financial results for the quarter ended June 30, 2025. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“While we continue to work on the merger with Mechanics Bank, which is still expected to close in the third quarter of 2025, we are improving our operating metrics. In the second quarter we increased our net interest margin and continued to lower noninterest expenses,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “Our total and core net income for the second quarter of 2025 were consistent with our results for the first quarter of 2025 as continued improvements in our net interest margin, a $3.0 million increase in noninterest income and a $1.4 million decrease in noninterest expenses were offset by a $5.0 million increase in the provision for credit losses. The Bank, on a standalone basis, continued to be profitable in the second quarter of 2025 with net income of $0.7 million.”

“We are projecting a return to core profitability in the fourth quarter of this year, and given the scheduled repricing of our remaining multifamily and other commercial real estate loans, future anticipated reductions in higher cost borrowings, the repricing of our term deposits to lower rates and continued effective noninterest expense management, we anticipate continuous growth in earnings for the foreseeable future,” continued Mr. Mason. “Additionally, as a result of the deferred tax asset valuation allowance recorded in the fourth quarter of 2024, we do not expect to recognize any income tax expense on our earnings for the next few years.”

Operating Results
                  Second quarter 2025 compared to first quarter 2025
Reported Results:
•Net loss: $4.4 million compared to $4.5 million
•Net loss per fully diluted share: $0.23 compared to $0.24
•Noninterest expenses: $47.8 million compared to $49.1 million
•Return on Average Equity ("ROAE"): (4.4)% compared to (4.5)%
•Return on Average Tangible Equity ("ROATE"): (4.1)% compared to (4.2)% (1)
•Return on Average Assets ("ROAA"): (0.23)% compared to (0.23)%
•Net interest margin: 1.90% compared to 1.82%
•Efficiency ratio: 93.2% compared to 102.9% (1)

Core Results: (1)
•Net loss: $3.1 million compared to $2.9 million
•Net loss per fully diluted share: $0.16 compared to $0.15
•Core noninterest expenses: $45.6 million compared to $46.7 million
•ROAE: (3.0)% compared to (2.9)%
•ROATE: (2.7)% compared to (2.5)%
•ROAA: (0.16)% compared to (0.15)%

(1) ROATE, the efficiency ratio, core net income (loss), core net income (loss) per fully diluted share, core noninterest expense, core ROAE, core ROATE and core ROAA are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure or a computation of the measure see "Non-GAAP financial measures" in this earnings release.

“Our net interest margin continued to improve in the second quarter due primarily to improving funding costs,” Mr. Mason stated.

“The decrease in our core noninterest expenses reflects our efforts to eliminate or defer nonessential expenses and the continued decline in our full time equivalent employees which decreased from 766 in the first quarter to 750 in the second quarter.”

Financial Position
                    As of and for the quarter ended June 30, 2025
•Excluding brokered deposits, total deposits decreased by $146 million
•Loans held for investment ("LHFI"), decreased by $136 million
•Nonperforming assets to total assets: 0.76%
•Delinquencies: 1.11%
•Allowance for credit losses to LHFI: 0.78%
•Book value per share: $21.30
•Tangible book value per share: $20.97 (2)

(2) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

“The increase in our allowance for credit losses was due to the adverse credit migration of certain multifamily loans,” added Mr. Mason. “The downgrading of the risk rating of these loans is the result of our annual analysis of the prior year cash flow and current collateral coverage of portfolio commercial real estate loans. These loans continue to perform with guarantor support and our overall credit metrics remained stable with the total amount of delinquent loans and nonperforming assets decreasing slightly during the second quarter.”

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	For the Quarter Ended
(in thousands, except per share data and FTE data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Select Income Statement Data:
Net interest income	$33,870	$33,221	$29,616	$28,619	$29,701
Provision for credit losses	6,000	1,000	—	—	—
Noninterest income (loss)	15,100	12,136	(78,124)	11,058	13,227
Noninterest expense	47,751	49,108	43,953	49,166	50,931
Income (loss) before income taxes	(4,781)	(4,751)	(92,461)	(9,489)	(8,003)
Net income (loss)	(4,412)	(4,465)	(123,327)	(7,282)	(6,238)
Net income (loss) per fully diluted share	(0.23)	(0.24)	(6.54)	(0.39)	(0.33)
Core net income (loss): (1)
Total	(3,050)	(2,866)	(5,140)	(5,999)	(4,341)
Core net income (loss) per fully diluted share	(0.16)	(0.15)	(0.27)	(0.32)	(0.23)

Select Performance Ratios:
ROAE - annualized
Net Income (loss)	(4.4)%	(4.5)%	(92.7)%	(5.4)%	(4.8)%
Core (1)	(3.0)%	(2.9)%	(3.9)%	(4.5)%	(3.3)%
ROATE - annualized (1)
Net Income (loss)	(4.1)%	(4.2)%	(93.7)%	(5.1)%	(4.5)%
Core (1)	(2.7)%	(2.5)%	(3.5)%	(4.2)%	(3.0)%
ROAA - annualized
Net income (loss)	(0.23)%	(0.23)%	(5.38)%	(0.32)%	(0.27)%
Core (1)	(0.16)%	(0.15)%	(0.22)%	(0.26)%	(0.19)%
Efficiency ratio (1)	93.2%	102.9%	115.6%	118.7%	111.9%
Net interest margin	1.90%	1.82%	1.38%	1.33%	1.37%

Other data:
Full-time equivalent employees ("FTE")	750	766	792	819	840

(1)ROATE, core net income (loss), core net income (loss) per fully diluted share, core ROAE, core ROATE, core ROAA and the efficiency ratio are non-GAAP financial measures. For a reconciliation of these measures to the nearest comparable GAAP financial measure or the computation of the measure see “Non-GAAP Financial Measures” in this earnings release.

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Select Balance Sheet Data:
Loans held for sale	$48,783	$34,734	$20,312	$38,863	$29,781
Loans held for investment, net	5,887,333	6,023,582	6,193,053	7,294,603	7,340,309
Allowance for credit losses ("ACL")	45,806	39,634	38,743	38,651	39,741
Investment securities	1,030,981	1,055,318	1,057,006	1,158,035	1,160,595
Total assets	7,609,323	7,803,631	8,123,698	9,201,285	9,266,039
Deposits	5,857,284	6,090,495	6,413,021	6,435,404	6,532,470
Borrowings	1,040,000	1,000,000	1,000,000	1,896,000	1,886,000
Long-term debt	225,316	225,223	225,131	225,039	224,948
Total shareholders' equity	402,981	400,751	396,997	538,315	520,117
Other Data:
Book value per share	$21.30	$21.18	$21.05	$28.55	$27.58
Tangible book value per share (1)	$20.97	$20.83	$20.67	$28.13	$27.14
Total equity to total assets	5.3%	5.1%	4.9%	5.9%	5.6%
Tangible common equity to tangible assets (1)	5.2%	5.1%	4.8%	5.8%	5.5%
Shares outstanding at end of period	18,920,808	18,920,808	18,857,565	18,857,565	18,857,565
Loans to deposit ratio (Bank)	101.1%	99.3%	96.8%	113.5%	112.6%
Credit Quality:
Delinquencies(2)	1.11%	1.09%	1.06%	0.69%	0.66%
ACL to total loans (3)	0.78%	0.66%	0.63%	0.53%	0.55%
ACL to nonaccrual loans	82.9%	71.0%	70.4%	95.9%	109.3%
Nonaccrual loans to total loans	0.93%	0.92%	0.88%	0.55%	0.49%
Nonperforming assets to total assets	0.76%	0.75%	0.71%	0.47%	0.42%
Nonperforming assets	$58,052	$58,611	$57,814	$43,320	$39,374
Regulatory Capital Ratios:
Bank
Tier 1 leverage	8.74%	8.46%	7.30%	8.59%	8.44%
Total risk-based capital	13.66%	13.40%	13.02%	13.41%	13.29%
Common equity Tier 1 capital	12.76%	12.61%	12.27%	12.75%	12.62%
Company
Tier 1 leverage	6.78%	6.62%	5.77%	7.04%	6.98%
Total risk-based capital	12.65%	12.48%	12.23%	12.70%	12.67%
Common equity Tier 1 capital	8.78%	8.76%	8.62%	9.50%	9.49%

(1)Tangible book value per share and tangible common equity to tangible assets are non-GAAP financial measures. For a reconciliation to the nearest comparable GAAP financial measure, see “Non-GAAP Financial Measures” in this earnings release.
(2)Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3)This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2025	December 31, 2024

ASSETS
Cash and cash equivalents	$201,080	$406,600
Investment securities	1,030,981	1,057,006
Loans held for sale	48,783	20,312
Loans held for investment ("LHFI") (net of allowance for credit losses of $45,806 and $38,743)	5,887,333	6,193,053
Mortgage servicing rights	100,493	99,466
Premises and equipment, net	44,348	47,201
Other real estate owned	2,820	2,820
Intangible assets	6,184	7,141
Other assets	287,301	290,099
Total assets	$7,609,323	$8,123,698
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$5,857,284	$6,413,021
Borrowings	1,040,000	1,000,000
Long-term debt	225,316	225,131
Accounts payable and other liabilities	83,742	88,549
Total liabilities	7,206,342	7,726,701
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
18,920,808 and 18,857,565 shares issued and outstanding	234,026	233,185
Retained earnings	242,136	251,013
Accumulated other comprehensive income (loss)	(73,181)	(87,201)
Total shareholders' equity	402,981	396,997
Total liabilities and shareholders' equity	$7,609,323	$8,123,698

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Interest income:
Loans	$71,811	$87,323	$145,235	$173,579
Investment securities	8,596	10,160	17,246	20,874
Cash, Fed Funds and other	2,635	3,640	6,326	9,211
Total interest income	83,042	101,123	168,807	203,664
Interest expense:
Deposits	34,514	43,535	72,751	86,142
Borrowings	14,658	27,887	28,965	55,670
Total interest expense	49,172	71,422	101,716	141,812
Net interest income	33,870	29,701	67,091	61,852
Provision for credit losses	6,000	—	7,000	—
Net interest income after provision for credit losses	27,870	29,701	60,091	61,852
Noninterest income:
Net gain on loan origination and sale activities	3,235	3,036	6,451	5,342
Loan servicing income	7,550	3,410	12,408	6,442
Deposit fees	2,116	2,209	4,187	4,450
Other	2,199	4,572	4,190	6,447
Total noninterest income	15,100	13,227	27,236	22,681
Noninterest expense:
Compensation and benefits	26,014	27,616	52,323	55,627
Information services	7,441	7,580	15,026	14,922
Occupancy	4,868	5,130	9,739	10,564
General, administrative and other	9,428	10,605	19,771	21,982
Total noninterest expense	47,751	50,931	96,859	103,095
Income (loss) before income taxes	(4,781)	(8,003)	(9,532)	(18,562)
Income tax (benefit) expense	(369)	(1,765)	(655)	(4,827)
Net income (loss)	$(4,412)	$(6,238)	$(8,877)	$(13,735)

Net income (loss) per share:
Basic	$(0.23)	$(0.33)	$(0.47)	$(0.73)
Diluted	$(0.23)	$(0.33)	$(0.47)	$(0.73)
Weighted average shares outstanding:
Basic	18,920,808	18,857,566	18,920,808	18,857,218
Diluted	18,920,808	18,857,566	18,920,808	18,857,218

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Interest income:
Loans	$71,811	$73,424	$85,951	$87,161	$87,323
Investment securities	8,596	8,650	9,069	9,633	10,160
Cash, Fed Funds and other	2,635	3,691	4,052	3,043	3,640
Total interest income	83,042	85,765	99,072	99,837	101,123
Interest expense:
Deposits	34,514	38,237	44,101	44,009	43,535
Borrowings	14,658	14,307	25,355	27,209	27,887
Total interest expense	49,172	52,544	69,456	71,218	71,422
Net interest income	33,870	33,221	29,616	28,619	29,701
Provision for credit losses	6,000	1,000	—	—	—
Net interest income after provision for credit losses	27,870	32,221	29,616	28,619	29,701
Noninterest income:
Net gain (loss) on loan origination and sale activities	3,235	3,216	(84,992)	2,760	3,036
Loan servicing income	7,550	4,858	2,997	3,058	3,410
Deposit fees	2,116	2,071	2,166	2,222	2,209
Other	2,199	1,991	1,705	3,018	4,572
Total noninterest income (loss)	15,100	12,136	(78,124)	11,058	13,227
Noninterest expense:
Compensation and benefits	26,014	26,309	25,037	26,760	27,616
Information services	7,441	7,585	7,208	7,742	7,580
Occupancy	4,868	4,871	6,181	4,974	5,130
General, administrative and other	9,428	10,343	5,527	9,690	10,605
Total noninterest expense	47,751	49,108	43,953	49,166	50,931
Income (loss) before income taxes	(4,781)	(4,751)	(92,461)	(9,489)	(8,003)
Income tax (benefit) expense	(369)	(286)	30,866	(2,207)	(1,765)
Net income (loss)	$(4,412)	$(4,465)	$(123,327)	$(7,282)	$(6,238)

Net income (loss) per share:
Basic	$(0.23)	$(0.24)	$(6.54)	$(0.39)	$(0.33)
Diluted	$(0.23)	$(0.24)	$(6.54)	$(0.39)	$(0.33)
Weighted average shares outstanding:
Basic	18,920,808	18,920,808	18,857,565	18,857,565	18,857,566
Diluted	18,920,808	18,920,808	18,857,565	18,857,565	18,857,566

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

	Quarter Ended June 30,		Six Months Ended June 30,
Average Balances:	2025	2024	2025	2024
Investment securities	$1,043,212	$1,164,144	$1,049,240	$1,201,618
Loans	6,035,713	7,454,945	6,116,736	7,457,798
Total interest-earning assets	7,272,471	8,858,433	7,383,957	8,973,319
Total assets	7,644,356	9,272,131	7,757,019	9,387,160
Deposits: Interest-bearing	4,644,881	5,122,284	4,760,601	5,177,460
Deposits: Noninterest-bearing	1,253,539	1,282,447	1,259,586	1,300,878
Borrowings	1,031,292	2,025,415	1,021,258	2,049,971
Long-term debt	225,270	224,903	225,224	224,858
Total interest-bearing liabilities	5,901,443	7,372,602	6,007,083	7,452,289

Average Yield/Rate:
Investment securities	3.62%	3.80%	3.61%	3.78%
Loans	4.74%	4.66%	4.75%	4.63%
Total interest earning assets	4.60%	4.59%	4.62%	4.56%
Deposits: Interest-bearing	2.98%	3.41%	3.08%	3.34%
Total deposits	2.34%	2.73%	2.43%	2.67%
Borrowings	4.49%	4.85%	4.49%	4.79%
Long-term debt	5.21%	5.49%	5.22%	5.50%
Total interest-bearing liabilities	3.33%	3.87%	3.40%	3.81%
Net interest rate spread	1.27%	0.72%	1.22%	0.76%
Net interest margin	1.90%	1.37%	1.86%	1.40%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Investment securities	$1,043,212	$1,055,336	$1,096,695	$1,155,284	$1,164,144
Loans	6,035,713	6,198,659	7,334,221	7,385,970	7,454,945
Total interest earning assets	7,272,471	7,496,682	8,721,422	8,727,590	8,858,433
Total assets	7,644,356	7,870,934	9,127,103	9,138,291	9,272,131
Deposits: Interest-bearing	4,644,881	4,877,607	5,148,727	5,045,396	5,122,284
Deposits: Noninterest-bearing	1,253,539	1,265,701	1,253,516	1,283,502	1,282,447
Borrowings	1,031,292	1,011,111	1,875,616	1,950,109	2,025,415
Long-term debt	225,270	225,178	225,086	224,994	224,903
Total interest-bearing liabilities	5,901,443	6,113,896	7,249,429	7,220,499	7,372,602

Average Yield/Rate:
Investment securities	3.62%	3.60%	3.63%	3.65%	3.80%
Loans	4.74%	4.76%	4.62%	4.66%	4.66%
Total interest earning assets	4.60%	4.65%	4.53%	4.56%	4.59%
Deposits: Interest-bearing	2.98%	3.18%	3.40%	3.47%	3.41%
Total deposits	2.34%	2.52%	2.74%	2.76%	2.73%
Borrowings	4.49%	4.50%	4.66%	4.85%	4.85%
Long-term debt	5.21%	5.23%	5.36%	5.48%	5.49%
Total interest-bearing liabilities	3.33%	3.47%	3.79%	3.90%	3.87%
Net interest rate spread	1.27%	1.18%	0.74%	0.66%	0.72%
Net interest margin	1.90%	1.82%	1.38%	1.33%	1.37%

Results of Operations

Second Quarter of 2025 Compared to the First Quarter of 2025

Non-core amounts: For the second quarter and first quarter of 2025 non-core items include $1.7 million and $2.1 million of merger related expenses, respectively.

General: Our net loss and loss before income taxes were $4.4 million and $4.8 million, respectively, in the second quarter of 2025, as compared to $4.5 million and $4.8 million, respectively, in the first quarter of 2025. Our core net loss and core loss before taxes, which excludes merger related expenses, were $3.1 million and $3.0 million, respectively, in the second quarter of 2025, as compared to $2.9 million and $2.7 million, respectively, in the first quarter of 2025. The increase in core loss before income taxes was primarily due to an increase in the provision for credit losses, partially offset by increases in net interest income and noninterest income and lower noninterest expenses.

Income Taxes: Due to our cumulative losses over the three year period ended December 31, 2024, accounting rules required us to provide a valuation allowance for the balance of our deferred tax assets in the fourth quarter of 2024. As a result, we do not expect to recognize income tax expense until the deferred tax assets valuation allowance no longer exists. The $0.4 million and $0.3 million of income tax benefit recognized in the second and first quarters of 2025, respectively, primarily relate to the reversal of the disparate tax effects on our accumulated other comprehensive income ("AOCI") resulting from recording a valuation allowance for the deferred tax assets related to the AOCI in the fourth quarter of 2024.

Our net interest income in the second quarter of 2025 was $0.6 million higher than the first quarter of 2025 due to an increase in our net interest margin from 1.82% to 1.90%. The increase in the net interest margin was due primarily to a 14 basis point decrease in the rates paid on interest-bearing liabilities, partially offset by a 5 basis point decrease in the yield on interest earning assets. The decrease in rates on interest bearing liabilities are primarily due to a decrease in rates paid on certificates of deposits resulting from decreases in market interest rates. The decrease in the yield on interest earning assets is primarily due to a decrease in yields on Fed Funds due to decreases in short term market rates.

The $6.0 million provision for credit losses in the second quarter of 2025 was primarily due to the impact of adverse credit migration of certain multifamily loans. The $1.0 million provision for credit losses in the first quarter of 2025 was primarily due to a $3.3 million increase in specific reserves which was partially offset by lower general reserves resulting in part from lower loan balances.

Noninterest income in the second quarter of 2025 increased from the first quarter of 2025 primarily due to an increase in loan servicing income due to a $4.4 million increase in the value of our single family mortgage servicing rights resulting from higher market valuations of these assets.

Noninterest expenses were $1.4 million lower in the second quarter of 2025 due primarily to a $0.9 million decrease in general, administrative and other expenses which reflects the efforts made to eliminate or defer nonessential expenses.

Six Months Ended of June 30, 2025 Compared to the Six Months Ended of June 30, 2024

Non-core amounts: For the six months ended June 30, 2025, non-core items include $3.8 million of merger related expenses. During the six months ended June 30, 2024, non-core items include $5.0 million of merger related expenses.

Our net loss and loss before income taxes were $8.9 million and $9.5 million, respectively, in the six months ended June 30, 2025, as compared to $13.7 million and $18.6 million, respectively, in the six months ended June 30, 2024. Our core net loss and core loss before income taxes, which exclude the impact of merger related expenses, were $5.9 million and $5.7 million in the six months ended June 30, 2025, as compared to $9.8 million and $13.5 million in the six months ended June 30, 2024. The $7.8 million decrease in core loss before income taxes was primarily due to higher net interest income and noninterest income and lower noninterest expenses, partially offset by an increase in the provision for credit losses.

Due to our cumulative losses over the three year period ended December 31, 2024, accounting rules required us to provide a valuation allowance for the balance of our deferred tax assets in the fourth quarter of 2024. As a result, we do not expect to recognize tax expense until the deferred tax assets valuation allowance no longer exists. The $0.7 million income tax benefit recognized in the six months ended June 30, 2025 primarily relates to the reversal of the disparate tax effects on our AOCI resulting from recording a valuation allowance for the deferred tax assets related to AOCI in the fourth quarter of 2024. Our effective tax rate in the six months ended June 30, 2024 of 26.0% was higher than our statutory rate of 24.6% due to the impact of tax advantaged investments which creates a higher benefit due to our taxable loss.

Net interest income in the six months ended June 30, 2025 increased $5.2 million as compared to the six months ended June 30, 2024 due primarily to an increase in net interest margin from 1.40% in the six months ended June 30, 2024 to 1.86% in the six months ended June 30, 2025. The increase in net interest margin is due to a 41 basis point decrease in the rates paid on interest-bearing liabilities and a 6 basis point increase in the yield on interest earning assets. The increase in yield on interest earning assets was primarily due to the sale of $990 million of lower yielding multifamily loans at the end of the fourth quarter of 2024. The decrease in rates on interest bearing liabilities are primarily due to our paydown at the end of 2024 and beginning of 2025 of higher cost borrowings and brokered certificates of deposit with proceeds from the sale of multifamily loans.

The $7.0 million provision for credit losses recognized during the six months ended June 30, 2025 was primarily due to the impact of adverse credit migration in certain multifamily loans and a $3.3 million increase in specific reserves which was partially offset by lower general reserves resulting in part from lower loan balances. There was no provision for credit losses during the six months ended June 30, 2024, which reflected the stable balance of our loan portfolio, a minimal level of identified credit issues in our loan portfolio and the lack of significant expected credit issues arising in future periods.

Noninterest income in the six months ended June 30, 2025 increased from the six months ended June 30, 2024 primarily due to a $1.1 million increase in gain on loan sales and a $6.0 million increase in loan servicing income, partially offset by a $2.3 million decrease in other noninterest income. The gain on loan sales increased primarily due to an increase in CRE loan sales volume. The increase in loan servicing income is primarily due to a $5.9 million increase in the value of our single family mortgage servicing rights resulting from higher market valuations of these assets. The decrease in other noninterest income is primarily due to higher levels of income realized from our investments in small business investment companies in the first six months of 2024.

The $6.2 million decrease in noninterest expense in the six months ended June 30, 2025 as compared to the six months ended June 30, 2024 was primarily due to $3.3 million lower compensation and benefit costs, $0.8 million lower occupancy costs and $2.2 million lower general and administrative costs. The decrease in compensation and benefit costs was primarily due to an 11% decrease in FTE and lower medical costs, which was partially offset by wage increases given in the first quarter of 2025. The decrease in occupancy costs is primarily due to reductions in leased space from branch closures in 2024. The decrease in general and administrative costs was due to lower merger related expenses and reductions in other costs which reflect the efforts made to eliminate or defer nonessential expenses.

Financial Position

During the six months ended June 30, 2025, our total assets decreased $514 million due primarily to a $306 million decrease in loans held for investment and a $206 million decrease in cash. In the six months ended June 30, 2025, total liabilities decreased $520 million due to a $556 million decrease in deposits. The decrease in deposits was primarily due to a $541 million decrease in brokered certificates of deposits.

Loans Held for Investment

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Commercial real estate ("CRE")
Non-owner occupied CRE	$508,781	$545,313	$570,750	$590,956	$612,937
Multifamily	2,895,342	2,934,442	2,992,675	3,950,941	3,935,158
Construction/land development	425,718	436,610	472,740	535,601	530,445
Total	3,829,841	3,916,365	4,036,165	5,077,498	5,078,540
Commercial and industrial loans
Owner occupied CRE	324,299	340,106	361,997	365,138	372,452
Commercial business	285,612	299,001	312,004	345,999	376,711
Total	609,911	639,107	674,001	711,137	749,163
Consumer loans
Single family	1,060,566	1,088,264	1,109,095	1,137,981	1,152,004
Home equity and other	432,821	419,480	412,535	406,638	400,343
Total (1)	1,493,387	1,507,744	1,521,630	1,544,619	1,552,347
Total LHFI	5,933,139	6,063,216	6,231,796	7,333,254	7,380,050
Allowance for credit losses ("ACL")	(45,806)	(39,634)	(38,743)	(38,651)	(39,741)
Total LHFI less ACL	$5,887,333	$6,023,582	$6,193,053	$7,294,603	$7,340,309
(1)Includes $1.0 million at June 30, 2025 and $1.2 million at March 31, 2025 and $1.3 million at December 31, 2024, September 30, 2024 and June 30, 2024 of single family loans that are carried at fair value.

Loan Roll-forward

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Loans - beginning balance	$6,063,216	$6,231,796	$7,333,254	$7,380,050	$7,444,729
Originations and advances	226,790	203,589	278,922	279,783	282,460
Transfers (to) from loans held for sale	(1,059)	(479)	1	(378)	(520)
Loan Sold	—	—	(994,243)	—	—
Payoffs, paydowns and other	(355,761)	(371,629)	(385,790)	(324,639)	(346,493)
Charge-offs	(47)	(61)	(348)	(1,562)	(126)
Loans - ending balance	$5,933,139	$6,063,216	$6,231,796	$7,333,254	$7,380,050

Loan Originations and Advances

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

CRE
Non-owner occupied CRE	$3	$3,993	$9	$9	$977
Multifamily (1)	26,523	2,103	79,710	48,960	17,495
Construction/land development	133,742	121,765	122,855	160,220	152,681
Total	160,268	127,861	202,574	209,189	171,153
Commercial and industrial loans
Owner occupied CRE	1,675	—	4,040	—	663
Commercial business	17,017	26,224	28,921	12,966	38,990
Total	18,692	26,224	32,961	12,966	39,653
Consumer loans
Single family (2)	4,191	11,221	6,037	15,960	33,359
Home equity and other	43,639	38,283	37,350	41,668	38,295
Total	47,830	49,504	43,387	57,628	71,654
Total loan originations and advances	$226,790	$203,589	$278,922	$279,783	$282,460
(1) Includes loans transferred from construction loans to permanent multifamily loans upon completion of construction of $20.0 million, $57.0 million, $47.1 million and $17.5 million for the quarters ended June 30, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.
(2) Includes loans transferred from construction loans to permanent single family loans upon completion of construction of $2.0 million, $10.4 million, $4.6 million, $12.9 million, $31.6 million for the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.

Credit Quality

During the second quarter of 2025, our ratios of nonperforming assets to total assets and total loans delinquent over 30 days, including nonaccrual loans, remained at low levels. As of June 30, 2025, our ratio of nonperforming assets to total assets was 0.76% as compared to 0.75% at March 31, 2025, and our ratio of total loans delinquent over 30 days, including nonaccrual loans, to total loans was 1.11% as compared to 1.09% at March 31, 2025. The total balance of past due and nonaccrual loans decreased slightly during the second quarter.

Delinquencies

	Past Due and Still Accruing
(dollars in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

June 30, 2025
Total loans held for investment	$4,600	$2,114	$3,737	$55,232	$65,683	$5,867,456	$5,933,139
%	0.08%	0.04%	0.06%	0.93%	1.11%	98.89%	100.00%

March 31, 2025
Total loans held for investment	$3,709	$2,204	$4,182	$55,791	$65,886	$5,997,330	$6,063,216
%	0.06%	0.04%	0.07%	0.92%	1.09%	98.91%	100.00%
(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $11.4 million and $10.4 million at June 30, 2025 and March 31, 2025, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Allowance for credit losses
Beginning balance	$39,634	$38,743	$38,651	$39,741	$39,677
Provision for credit losses	6,160	888	203	104	128
Recoveries (charge-offs), net	12	3	(111)	(1,194)	(64)
Ending balance	$45,806	$39,634	$38,743	$38,651	$39,741

Allowance for unfunded commitments:
Beginning balance	$1,258	$1,146	$1,349	$1,453	$1,581
Provision for credit losses	(160)	112	(203)	(104)	(128)
Ending balance	$1,098	$1,258	$1,146	$1,349	$1,453

Provision for credit losses:
Allowance for credit losses - loans	$6,160	$888	$203	$104	$128
Allowance for unfunded commitments	(160)	112	(203)	(104)	(128)
Total	$6,000	$1,000	$—	$—	$—

Allocation of Allowance for Credit Losses by Product Type

	June 30, 2025		March 31, 2025		December 31, 2024
(dollars in thousands)	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied CRE	$1,791	0.35%	$1,658	0.30%	$1,739	0.30%
Multifamily	18,948	0.65%	13,287	0.45%	14,909	0.50%
Construction/land development
Multifamily construction	1,159	2.57%	468	0.72%	849	0.86%
CRE construction	71	0.59%	73	0.66%	66	0.60%
Single family construction	5,200	1.55%	5,704	1.74%	6,737	2.10%
Single family construction to perm	150	0.44%	140	0.45%	184	0.44%
Total CRE	27,319	0.71%	21,330	0.55%	24,484	0.61%
Owner occupied CRE	610	0.19%	598	0.18%	576	0.16%
Commercial business	11,150	3.96%	10,648	3.61%	6,886	2.23%
Total commercial and industrial	11,760	1.94%	11,246	1.77%	7,462	1.12%
Single family	3,602	0.37%	3,702	0.37%	3,610	0.35%
Home equity and other	3,125	0.72%	3,356	0.80%	3,187	0.77%
Total consumer	6,727	0.48%	7,058	0.50%	6,797	0.47%
Total	$45,806	0.78%	$39,634	0.66%	$38,743	0.63%
(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA

Production Volumes for Sale to the Secondary Market

	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Loan originations
Single family loans	$114,723	$83,834	$110,434	$125,964	$101,057
Commercial and industrial and CRE loans	18,861	42,676	84,263	—	19,593
Loans sold
Single family loans	105,197	82,397	127,401	109,091	98,081
Commercial and industrial and CRE loans (1)	12,894	54,195	1,074,405	7,602	13,539
Net gain (loss) on loan origination and sale activities
Single family loans	3,182	2,283	2,090	2,779	2,718
Commercial and industrial and CRE loans (1)	53	933	(87,082)	(19)	318
Total	$3,235	$3,216	$(84,992)	$2,760	$3,036
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Single family servicing income, net:
Servicing fees and other	$3,684	$3,725	$3,715	$3,776	$3,751
Changes - amortization (1)	(1,598)	(1,582)	(1,690)	(1,669)	(1,713)
Net	2,086	2,143	2,025	2,107	2,038
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	4,373	271	2,559	(1,963)	529
Net gain (loss) from economic hedging (3)	(118)	1,016	(2,731)	1,418	(509)
Subtotal	4,255	1,287	(172)	(545)	20
Single family servicing income	6,341	3,430	1,853	1,562	2,058
Commercial loan servicing income:
Servicing fees and other	2,664	2,782	2,472	2,919	2,811
Amortization of capitalized MSRs	(1,455)	(1,354)	(1,328)	(1,423)	(1,459)
Total	1,209	1,428	1,144	1,496	1,352
Total loan servicing income	$7,550	$4,858	$2,997	$3,058	$3,410
(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)The interest income from US Treasury notes trading securities used for hedging purposes, which is included in interest income on the consolidated income statements, was $0.5 million for the quarter ended June 30, 2025, $0.4 million for the quarter ended March 31, 2025 and $0.3 million for each of the quarters ended December 31, 2024, September 30, 2024 and June 30, 2024.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Single Family MSRs
Beginning balance	$72,285	$72,901	$70,800	$73,725	$74,056
Additions and amortization:
Originations	931	695	1,232	707	853
Changes - amortization (1)	(1,598)	(1,582)	(1,690)	(1,669)	(1,713)
Net additions and amortization	(667)	(887)	(458)	(962)	(860)
Change in fair value due to assumptions (2)	4,373	271	2,559	(1,963)	529
Ending balance	$75,991	$72,285	$72,901	$70,800	$73,725
Ratio to related loans serviced for others	1.18%	1.41%	1.41%	1.36%	1.41%

Multifamily and SBA MSRs
Beginning balance	$25,674	$26,565	$26,322	$27,583	28,863
Originations	283	463	1,571	162	179
Amortization	(1,455)	(1,354)	(1,328)	(1,423)	(1,459)
Ending balance	$24,502	$25,674	$26,565	$26,322	$27,583
Ratio to related loans serviced for others	1.28%	1.33%	1.38%	1.42%	1.47%
(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Deposits by Product:
Noninterest-bearing demand deposits	$1,203,680	$1,276,133	$1,195,781	$1,253,582	$1,252,850
Interest-bearing:
Interest-bearing demand deposits	322,151	327,400	323,112	315,711	332,290
Savings	233,074	233,240	229,659	239,060	246,397
Money market	1,363,793	1,437,024	1,396,697	1,445,639	1,502,960
Certificates of deposit:
Brokered deposits	210,067	297,717	751,406	741,051	948,989
Other	2,524,519	2,518,981	2,516,366	2,440,361	2,248,984
Total interest-bearing deposits	4,653,604	4,814,362	5,217,240	5,181,822	5,279,620
Total deposits	$5,857,284	$6,090,495	$6,413,021	$6,435,404	$6,532,470

Percent of total deposits:
Noninterest-bearing demand deposits	20.5%	21.0%	18.6%	19.5%	19.2%
Interest-bearing:
Interest-bearing demand deposits	5.5%	5.4%	5.0%	4.9%	5.1%
Savings	4.0%	3.8%	3.6%	3.7%	3.8%
Money market	23.3%	23.6%	21.8%	22.5%	23.0%
Certificates of deposit
Brokered deposits	3.6%	4.9%	11.7%	11.5%	14.5%
Other	43.1%	41.3%	39.3%	37.9%	34.4%
Total interest-bearing deposits	79.5%	79.0%	81.4%	80.5%	80.8%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes the loss on the sale of $990 million of multifamily loans in the fourth quarter of 2024 due to the unusual nature and size of the loan sale, the deferred tax asset valuation allowance recognized in the fourth quarter of 2024 because it is a significant unusual item, loss on debt extinguishment in the fourth quarter of 2024 and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; (iii) core noninterest expenses which exclude merger related expenses as we believe this measure is a better comparison to be used for projecting future noninterest expenses and (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense considered non-core and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures, as well as additional measures derived from these supplemental performance measures, may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended					Six Months Ended
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024

Core net income (loss)
Net income (loss)	$(4,412)	$(4,465)	$(123,327)	$(7,282)	$(6,238)	$(8,877)	$(13,735)
Adjustments (tax effected)
Loss on loan sale	—	—	67,058	—	—	—	—
Merger related expenses (recoveries)	1,362	1,599	(2,534)	1,283	1,897	2,961	3,925
Loss on debt extinguishment	—	—	353	—	—	—	—
Deferred tax asset allowance	—	—	53,310	—	—	—	—
Total	$(3,050)	$(2,866)	$(5,140)	$(5,999)	$(4,341)	$(5,916)	$(9,810)

Core net income (loss) per fully diluted share
Fully diluted shares	18,920,808	18,920,808	18,857,565	18,857,565	18,857,566	18,920,808	18,857,218

Computed amount	$(0.16)	$(0.15)	$(0.27)	$(0.32)	$(0.23)	$(0.31)	$(0.52)

Return on average tangible equity (annualized)
Average shareholders' equity	$403,629	$404,800	$529,299	$531,608	$522,904	$404,211	$530,266
Less: Average goodwill and other intangibles	(6,494)	(6,976)	(7,542)	(8,176)	(8,794)	(6,734)	(9,099)
Average tangible equity	$397,135	$397,824	$521,757	$523,432	$514,110	$397,477	$521,167

Net income (loss)	$(4,412)	$(4,465)	$(123,327)	$(7,282)	$(6,238)	$(8,877)	$(13,735)
Adjustments (tax effected)
Amortization of core deposit intangibles	373	374	487	488	487	747	975
Tangible income applicable to shareholders	$(4,039)	$(4,091)	$(122,840)	$(6,794)	$(5,751)	$(8,130)	$(12,760)

Ratio	(4.1)%	(4.2)%	(93.7)%	(5.1)%	(4.5)%	(4.1)%	(4.9)%

Return on average tangible equity (annualized) - Core
Average tangible equity	$397,135	$397,824	$521,757	$523,432	$514,110	$397,477	$521,167

Core net income (loss) (per above)	$(3,050)	$(2,866)	$(5,140)	$(5,999)	$(4,341)	(5,916)	(9,810)
Adjustments (tax effected)
Amortization of core deposit intangibles	373	374	487	488	487	747	975
Tangible income (loss) applicable to shareholders	$(2,677)	$(2,492)	$(4,653)	$(5,511)	$(3,854)	$(5,169)	$(8,835)

Ratio	(2.7)%	(2.5)%	(3.5)%	(4.2)%	(3.0)%	(2.6)%	(3.4)%

Return on average equity (annualized) - Core
Average shareholders' equity (per above)	$403,629	$404,800	$529,299	$531,608	$522,904	$404,211	$530,266
Core net income (loss) (per above)	(3,050)	(2,866)	(5,140)	(5,999)	(4,341)	(5,916)	(9,810)

Ratio	(3.0)%	(2.9)%	(3.9)%	(4.5)%	(3.3)%	(3.0)%	(3.7)%

	As of or for the Quarter Ended					Six Months Ended
(in thousands, except share and per share data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	June 30, 2025	June 30, 2024

Efficiency ratio
Noninterest expense
Total	$47,751	$49,108	$43,953	$49,166	$50,931	$96,859	$103,095
Adjustments:
Merger related expenses or recoveries	(1,746)	(2,050)	3,249	(1,645)	(2,432)	(3,796)	(5,032)
Loss on debt extinguishment	—	—	(452)	—	—	—	—
State of Washington taxes	(382)	(386)	(157)	(438)	(463)	(768)	(915)
Core noninterest expense	$45,623	$46,672	$46,593	$47,083	$48,036	$92,295	$97,148

Total revenues
Net interest income	$33,870	$33,221	$29,616	$28,619	$29,701	67,091	61,852
Noninterest income (loss)	15,100	12,136	(78,124)	11,058	13,227	27,236	22,681
Loss on loan sale	—	—	88,818	—	—	—	—
Adjusted total	$48,970	$45,357	$40,310	$39,677	$42,928	$94,327	$84,533

Ratio	93.2%	102.9%	115.6%	118.7%	111.9%	97.8%	114.9%

Return on average assets (annualized) - Core
Average Assets	$7,644,356	$7,870,934	$9,127,103	$9,138,291	$9,272,131	$7,757,019	$9,387,160
Core net income (loss) (per above)	(3,050)	(2,866)	(5,140)	(5,999)	(4,341)	(5,916)	(9,810)

Ratio	(0.16)%	(0.15)%	(0.22)%	(0.26)%	(0.19)%	(0.15)%	(0.21)%

Effective tax rate used in computations above (1)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Tangible book value per share
Shareholders' equity	$402,981	$400,751	$396,997	$538,315	$520,117	$402,981	$520,117
Less: Intangible assets	(6,184)	(6,662)	(7,141)	(7,766)	(8,391)	(6,184)	(8,391)
Tangible shareholders' equity	$396,797	$394,089	$389,856	$530,549	$511,726	$396,797	$511,726

Common shares outstanding	18,920,808	18,920,808	18,857,565	18,857,565	18,857,565	18,920,808	18,857,565

Computed amount	$20.97	$20.83	$20.67	$28.13	$27.14	$20.97	$27.14

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$396,797	$394,089	$389,856	$530,549	$511,726	$396,797	$511,726
Tangible assets
Total assets	$7,609,323	$7,803,631	$8,123,698	$9,201,285	$9,266,039	$7,609,323	$9,266,039
Less: Intangible assets (per above)	(6,184)	(6,662)	(7,141)	(7,766)	(8,391)	(6,184)	(8,391)
Net	$7,603,139	$7,796,969	$8,116,557	$9,193,519	$9,257,648	$7,603,139	$9,257,648

Ratio	5.2%	5.1%	4.8%	5.8%	5.5%	5.2%	5.5%

(1) Effective tax rate indicated is used for all adjustments except the loss on loan sale. The gross effective tax rate of 24.5% was used for the loss on loan sale due to the large size of the loss in relation to permanent differences that could impact our gross effective rate.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions, including statements relating to the growth of the Company achievement of profitability and timing of such achievement, timing for the closing of the pending Merger ("defined below") and expectations with respect to income tax expense. In addition, all statements in this report that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with Mechanics Bank ("Mechanics"), (2) the ability of HomeStreet and Mechanics to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger; (7) changes in the interest rate environment and in expectation of reduction in short-term interest rates; (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers, and global trade disputes, including the imposition of tariffs by the U.S. and countermeasures by foreign governments; (9) our ability to control operating costs and expenses; (10) our ability to attract and retain key members of our senior management team; (11) changes in deposit flows, loan demand or real estate values may adversely affect our business; (12) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (13) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank; (14) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses and impact the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or more expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; and (24) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors”

sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.